Exhibit 99.1

CONTACT:

Terry Earley, CFO
Crescent Financial Bancshares, Inc.
Phone: (919) 659-9015
Email: Terry.Earley@vsb.com

FOR IMMEDIATE RELEASE

Crescent Financial Bancshares, Inc. To List Shares on the NYSE MKT LLC

RALEIGH, N.C., July 10, 2013 - Crescent Financial Bancshares, Inc. (NASDAQ: CRFN), the bank holding company for VantageSouth Bank, announced today that, effective July 22, 2013, the Company is transferring the listing of its common stock to the NYSE MKT, LLC (“NYSE MKT”) from the NASDAQ Stock Market LLC. At the same time of the transfer of its listing, Crescent Financial will effect a previously announced name change to become “VantageSouth Bancshares, Inc.” The Company's shares then will trade under the symbol “VSB” on the NYSE MKT with the CUSIP number 92209W 105.

Terry S. Earley, Executive Vice President and Chief Financial Officer, commented, “The listing of the Company's shares on the NYSE MKT is another important milestone in the continued growth and development of VantageSouth. We believe that listing VSB on the NYSE MKT will increase the Company's visibility within the investment community, consistent with our objective to further expand our investor base while creating value for our stockholders.”

“We welcome VantageSouth Bank to the NYSE MKT family of listed companies,” said Scott Cutler, Executive Vice President, Global Listings at NYSE Euronext. “VantageSouth will be joining other growth-oriented companies taking advantage of the NYSE's advanced and innovative market model to offer a premier value for listing and trading their stocks. We look forward to partnering with their team.”

VantageSouth Bank is a state-chartered bank operating 46 banking centers from the central Piedmont to the coast of North Carolina. The common stock of Crescent Financial Bancshares, Inc., which is headquartered in Raleigh and wholly owns VantageSouth Bank, is listed on the NASDAQ Global Market where it trades under the symbol CRFN. For more information about VantageSouth Bank, visit www.vantagesouth.com.

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Forward-looking Statements
Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, risks associated with the ownership by Piedmont Community Bank Holdings, Inc. (“Piedmont”) of a majority of the Company's voting power, including interests of Piedmont differing from other Company stockholders or any change in management, strategic direction, business plan, or operations, the ability of the Company's management to successfully integrate the Company's business and execute its business plan across several geographic areas, local economic conditions affecting retail and commercial real estate, disruptions in the credit markets, changes in interest rates, adverse developments in the real estate market affecting the value and marketability of collateral securing loans made by the Bank, the failure of assumptions underlying loan loss and other reserves, competition, and the risk of new and changing regulation. Additional factors that could cause actual results to differ materially are discussed in the Company's filings with the Securities and Exchange Commission (the “SEC”), including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update such forward-looking statements.

Disclaimer

This press release is not a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of the Company, and it is not a substitute for any proxy statement or other filings that may be made with the SEC. If such documents are filed with the SEC, investors will be urged to thoroughly review and consider them because they will contain important information, including risk factors. Any such documents, once filed, would be available free of charge at the SEC's website (www.sec.gov) and from the Company.